EXHIBIT 5

February 14, 2003


Electronic Clearing House, Inc.
28001 Dorothy Drive
Aguora Hills, CA 91301

     Re:  Registration Statement on Form S-8 Under the Securities Act of 1933

Ladies and Gentlemen:

     In my capacity as general counsel to Electronic Clearing House, Inc., a Nevada corporation (the "Company"), I have been asked to render this opinion in connection with a Registration Statement on Form S-8 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering 900,000 shares of common stock, par value $.01 per share, of the Company (the "Option Shares") issuable upon future exercises of certain options heretofore issued, or which may be issued subsequent hereto (collectively, the "Options"), pursuant to the Company's 2003 Incentive Stock Option Plan (the "Plan").

     In that connection, I have examined the Articles of Incorporation, as amended, and the By-Laws of the Company, the Plan, the instruments evidencing the Options, the Registration Statement, corporate proceedings of the Company relating to the issuance of each of, respectively, the Options and the Option Shares and such other instruments and documents as I have deemed relevant under the circumstances.

     In making the aforesaid examinations, I have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to me as original or photostatic copies. I have also assumed that the corporate records furnished to me by the Company include all corporate proceedings taken by the Company with respect to the Options and the Option Shares to date.

     Based upon and subject to the foregoing, I am of the opinion the Option Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Options, will be duly and validly issued, fully paid and non-assessable.

     I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement. I do not, by giving such consent, admit that I am within the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,


                                        By: /s/  R. Marshall Frost
                                           -----------------------
                                                 R. Marshall Frost


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